Exhibit 99.1

Interpace Biosciences Announces Fourth Quarter and Full Year 2025 Financial and Business Results

●	Q4 and FY Revenue of $9.2 million and $38.7 million
●	Q4 and FY Income from Continuing Operations of $22.8 million and $25.0 million (benefiting from a one-time, non-cash tax-related accounting adjustment)
●	Q4 and FY Thyroid volume year-over-year increase of 11% and 13%
●	Q4 and FY Thyroid revenue year-over-year increase of 14% and 21%

PARSIPPANY, NJ, March 30, 2026 (GLOBE NEWSWIRE) — Interpace Biosciences, Inc. (“Interpace” or the “Company”) (OTCQX: IDXG) today announced financial results for the fourth quarter and full year ended December 31, 2025 and provided a business and financial update.

Q4 and FY revenue were $9.2 million and $38.7 million, respectively. Q4 and FY income from continuing operations were $22.8 million and $25.0 million, respectively, benefiting from a one-time, non-cash tax-related accounting adjustment related to the release of a deferred tax valuation allowance. Q4 2025 thyroid revenue increased 14% year-over-year, and full year 2025 thyroid revenue increased 21% year-over-year.

“The Company delivered strong thyroid performance in the fourth quarter, capping a transformational year as we completed our transition to a thyroid-only diagnostics testing company,” said Chris McCarthy, Chief Financial Officer. “Thyroid revenue increased 14% year-over-year in Q4 2025 and 21% year-over-year for full year 2025, while thyroid test volume increased 11% and 13% year-over-year, respectively. Net income for the quarter and full year was driven in significant part by a one-time, non-cash accounting adjustment related to the release of a valuation allowance on deferred tax assets, which contributed meaningfully to income from continuing operations. These results reflect the strength of our ThyGeNEXT® and ThyraMIR®v2 platform in the market and our team’s execution on growth initiatives.”

McCarthy added, “Our strong financial position enabled continued investments in laboratory operational efficiency, leveraging AI and automation as part of our digital strategy. We further strengthened our balance sheet by fully paying off our debt in Q4 2025 and increased cash availability by $4.3 million year-over-year.”

“2025 marked a pivotal year for Interpace as we successfully navigated the PancraGEN discontinuation and emerged as a focused thyroid diagnostics company,” said Tom Burnell, President and CEO. “Our fourth quarter results demonstrate the resilience of our business model and the strength of our comprehensive thyroid testing platform. We believe our combination approach—ThyGeNEXT® for mutation detection and ThyraMIR®v2 for microRNA pathway insights—helps provide physicians the confidence and clarity they need to make informed patient-management decisions.”

Outlook

With a streamlined, thyroid-only operating model and strong commercial momentum, Interpace is positioned to accelerate execution in 2026. The Company remains focused on scaling thyroid test volume through deeper adoption within existing accounts and ongoing account growth, driving productivity gains through automation and operational discipline, and delivering on its previously provided guidance of approximately 16% year-over-year thyroid revenue growth.

Business Highlights

●	Average thyroid revenue per test increased 5% year-over-year.
●	Days sales outstanding (DSO) decreased 19% year-over-year.
●	Turnaround time decreased 20% year-over-year.
●	Average volume per account increased 6% year-over-year.
●	Number of accounts increased 9% year-over-year.
●	Percentage of new accounts converted to recurring accounts increased 10% year-over-year.

Fourth Quarter 2025 Financial Performance

For the Fourth Quarter of 2025 as Compared to the Fourth Quarter of 2024 and Pro Forma 2024 Results:

●	Revenue was $9.2 million, a decrease of 26% from $12.4 million for the prior year quarter and an increase of 20% from $7.7 million for the prior year quarter Pro Forma.
●	Gross Profit percentage was 66% compared to 64% for the prior year quarter and 57% for the prior year quarter Pro Forma.
●	Operating income was $1.6 million versus operating income of $2.1 million in the prior year quarter and an operating loss of $4,000 in the prior year quarter Pro Forma.
●	Income from continuing operations was $22.8 million (benefiting from a one-time, non-cash tax-related accounting adjustment) versus income from continuing operations of $1.9 million in the prior year quarter and a loss from continuing operations of $0.2 million in the prior year quarter Pro Forma.
●	Adjusted EBITDA was $1.7 million versus $2.2 million in the prior year quarter and $0.2 million in the prior year quarter Pro Forma.
●	Q4 2025 cash collections totaled $9.6 million compared to $11.2 million in the prior year quarter and $10.1 million in the prior year quarter Pro Forma.

Full Year 2025 Financial Performance

For the Year Ended 2025 as Compared to the Year Ended 2024 and Pro Forma 2024 Results:

●	Revenue was $38.7 million, a decrease of 18% from $46.9 million in the prior year and an increase of 17% from $33.2 million in the prior year Pro Forma.
●	Gross Profit percentage was 62% compared to 64% in the prior year and 59% in the prior year Pro Forma.
●	Income from continuing operations was $25.0 million (benefiting from a one-time, non-cash tax-related accounting adjustment) versus income from continuing operations of $6.9 million in the prior year and $0.5 million in the prior year Pro Forma.
●	Adjusted EBITDA was $5.4 million versus $8.7 million in the prior year and $2.3 million in the prior year Pro Forma.
●	2025 cash collections totaled $41.7 million compared to $43.6 million in the prior year and $28.7 million in the prior year Pro Forma.

Management uses a non-GAAP Pro Forma income statement to help evaluate the results of our performance. The Pro Forma income statement for 2024 reflects the Company’s current business structure as a thyroid-only diagnostics testing company and excludes revenue and related costs from PancraGEN, which was discontinued in May 2025. These adjustments are presented for comparability purposes only and do not represent GAAP financial measures. Investors should review GAAP results alongside these pro forma figures for a complete understanding of performance. A reconciliation of GAAP and these pro forma figures is presented below.

About Interpace Biosciences

Interpace Biosciences is an emerging leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Clinical services, through Interpace Diagnostics, provide clinically useful molecular diagnostic tests and bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace has two commercialized molecular tests: ThyGeNEXT® for the diagnosis of thyroid cancer from thyroid nodules utilizing a next-generation sequencing assay and ThyraMIR®v2, used in combination with ThyGeNEXT®, for the diagnosis of thyroid cancer utilizing a proprietary microRNA pairwise expression profiler along with algorithmic classification.

For more information, please visit Interpace Biosciences’ website at www.interpace.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward-looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statements, including, but not limited to, the possibility that the Company’s estimates of future revenue, net income and adjusted EBITDA may prove to be materially inaccurate, the preliminary unaudited financial results being subject to audit review and adjustments, the Company’s prior history of operating losses, the Company’s ability to adequately finance its business, the Company’s dependence on sales and reimbursements from its clinical services, the Company’s ability to retain or secure reimbursement including its reliance on third parties to process and transmit claims to payers and the adverse impact of any delay, data loss, or other disruption in processing or transmitting such claims, and the Company’s revenue recognition being based in part on estimates for future collections which estimates may prove to be incorrect.

Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts

Investor Relations

Interpace Biosciences, Inc.

(855)-776-6419

Info@Interpace.com

INTERPACE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(unaudited)
Revenue, net	$9,224	$12,411	$38,728	$46,926
Cost of revenue	3,180	4,504	14,598	17,001
Gross Profit	6,044	7,907	24,130	29,925

Sales and marketing	2,114	3,084	9,924	11,655
Research and development	142	194	642	676
General and administrative	2,211	2,567	9,480	9,486
Total operating expenses	4,467	5,845	20,046	21,817

Operating income	1,577	2,062	4,084	8,108
Interest accretion expense	-	-	-	(34)
Note payable interest expense	(12)	(110)	(168)	(625)
Other expense, net	(30)	(95)	(142)	(499)
Income from continuing operations before tax	1,535	1,857	3,774	6,950
(Benefit) provision for income taxes	(21,217)	(8)	(21,210)	4
Income from continuing operations	22,752	1,865	24,984	6,946

(Loss) income from discontinued operations, net of tax	(95)	16	(409)	(244)

Net income	22,657	1,881	24,575	6,702

Less adjustment for preferred stock deemed dividend	-	(464)	-	(464)

Net income attributable to common stockholders	$22,657	$1,417	$24,575	$6,238

Basic income (loss) per share of common stock:
From continuing operations	$5.14	$0.32	$5.65	$1.48
From discontinued operations	(0.02)	0.00	(0.09)	(0.06)
Net income (loss) per basic share of common stock	$5.12	$0.32	$5.55	$1.42

Diluted income (loss) per share of common stock:
From continuing operations	$0.82	$0.05	$0.90	$0.41
From discontinued operations	(0.00)	0.00	(0.01)	(0.02)
Net income (loss) per diluted share of common stock	$0.82	$0.05	$0.89	$0.40

Weighted average number of common shares and common share equivalents outstanding:
Basic	4,429	4,406	4,424	4,387
Diluted	27,705	26,132	27,695	15,734

Selected Balance Sheet Data

($ in thousands)

	December 31,	December 31,
	2025	2024

Cash and cash equivalents	$2,505	$1,461

Total current assets	9,900	11,773
Total current liabilities	5,103	10,615

Total assets	33,838	14,792
Total liabilities	11,475	17,009
Total stockholders’ equity (deficit)	22,363	(2,217)

Selected Cash Flow Data

($ in thousands)

	For the Years Ended
	December 31,
	2025	2024

Net income	$24,575	$6,702

Net cash provided by operating activities	$5,831	$4,646
Net cash used in investing activities	(356)	(876)
Net cash used in financing activities	(4,431)	(5,807)
Change in cash and cash equivalents	1,044	(2,037)
Cash and cash equivalents – beginning	1,461	3,498
Cash and cash equivalents – ending	$2,505	$1,461

Reconciliation of Pro Forma (Unaudited)

(in thousands, except per share data)

	Three Months Ended December 31, 2024
		PancraGEN
	As Reported	Direct Costs*	Pro Forma

Revenue, net	$12,411	$4,715	$7,696
Cost of revenue	4,504	1,212	3,292
Gross Profit	7,907	3,503	4,404

Sales and marketing	3,084	1,233	1,851
Research and development	194	78	116
General and administrative	2,567	126	2,441
Total operating expenses	5,845	1,437	4,408

Operating income	2,062	2,066	(4)

Note payable interest	(110)	-	(110)
Other expense, net	(95)	-	(95)
Income from continuing operations before tax	1,857	2,066	(209)
Benefit for income taxes	(8)	-	(8)
Income from continuing operations	1,865	2,066	(201)

Income from discontinued operations, net of tax	16	-	16

Net income	1,881	2,066	(185)

Less adjustment for preferred stock deemed dividend	(464)	-	(464)

Net income (loss) attributable to common stockholders	$1,417	$2,066	$(649)

Basic income (loss) per share of common stock:
From continuing operations	$0.32	$0.47	$(0.15)
From discontinued operations	0.00	-	0.00
Net income (loss) per basic share of common stock	$0.32	$0.47	$(0.15)

Diluted income (loss) per share of common stock:
From continuing operations	$0.05	$0.08	$(0.03)
From discontinued operations	0.00	-	0.00
Net income (loss) per diluted share of common stock	$0.05	$0.08	$(0.02)

Weighted average number of common shares and common share equivalents outstanding:
Basic	4,406	4,406	4,406
Diluted	26,132	26,132	26,132

	Year Ended December 31, 2024
		PancraGEN
	As Reported	Direct Costs*	Pro Forma

Revenue, net	$46,926	$13,725	$33,201
Cost of revenue	17,001	3,470	13,531
Gross Profit	29,925	10,255	19,670

Sales and marketing	11,655	3,266	8,389
Research and development	676	203	473
General and administrative	9,486	347	9,139
Total operating expenses	21,817	3,816	18,001

Operating income	8,108	6,439	1,669

Interest accretion expense	(34)	-	(34)
Note payable interest	(625)	-	(625)
Other expense, net	(499)	-	(499)
Income from continuing operations before tax	6,950	6,439	511
Provision for income taxes	4	-	4
Income from continuing operations	6,946	6,439	507

Loss from discontinued operations, net of tax	(244)	-	(244)

Net income	6,702	6,439	263

Less adjustment for preferred stock deemed dividend	(464)	-	(464)

Net income (loss) attributable to common stockholders	$6,238	$6,439	$(201)

Basic income (loss) per share of common stock:
From continuing operations	$1.48	$1.47	$0.01
From discontinued operations	(0.06)	-	(0.06)
Net income (loss) per basic share of common stock	$1.42	$1.47	$(0.05)

Diluted income (loss) per share of common stock:
From continuing operations	$0.41	$0.41	$0.00
From discontinued operations	(0.02)	-	(0.02)
Net income (loss) per diluted share of common stock	$0.40	$0.41	$(0.01)

Weighted average number of common shares and common share equivalents outstanding:
Basic	4,387	4,387	4,387
Diluted	15,734	15,734	15,734

* PancraGEN Direct Costs represent only direct costs associated with the operations of PancraGEN testing, with no allocations or estimates of corporate, shared, or overhead expenses included.

Reconciliation of Adjusted EBITDA (Unaudited)

($ in thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
Income from continuing operations (GAAP Basis)	$22,752	$1,865	$24,984	$6,946
Depreciation and amortization	118	95	425	300
Stock-based compensation	4	72	35	291
Severance & related expense	-	-	692	-
Asset impairment - lab supplies	-	-	198	-
Tax (benefit) expense	(21,217)	(8)	(21,210)	4
Interest accretion expense	-	-	-	34
Financing interest and related costs	12	110	168	625
Interest income	7	(8)	32	(48)
Change in fair value of note payable	23	103	110	547
Adjusted EBITDA	$1,699	$2,229	$5,434	$8,699

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, we have provided certain non-GAAP financial measures to help evaluate the results of our performance. We believe that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing our ongoing business and operating performance. We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way that management views financial results.

In this document, we discuss Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is a metric used by management to measure cash flow of the ongoing business. Adjusted EBITDA is defined as income or loss from continuing operations, plus depreciation and amortization, non-cash stock-based compensation, severance expense, interest and taxes, and other non-cash expenses including change in fair values of notes payable. The table above includes a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.